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CUSIP No. 41754V103                                          Page 14 of 14 pages


                                    EXHIBIT A
                            JOINT REPORTING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Common Stock of Harvest Natural Resources, Inc. is being filed on behalf of each of the parties named below.

Dated:  February 14, 2006

THE PABRAI INVESTMENT FUND II, L.P.

     By: Dalal Street, LLC, Its General Partner

           By: /s/ Mohnish Pabrai
               ---------------------------------------
               Mohnish Pabrai, Chief Executive Officer


PABRAI INVESTMENT FUND 3, LTD.

     By:  /s/ Mohnish Pabrai
         ---------------------------------------------
         Mohnish Pabrai, President

THE PABRAI INVESTMENT FUND IV, L.P.

     By: Dalal Street, LLC, Its General Partner

           By: /s/ Mohnish Pabrai
               ---------------------------------------
               Mohnish Pabrai, Chief Executive Officer

DALAL STREET, LLC.

     By:  /s/ Mohnish Pabrai
          --------------------------------------------
          Mohnish Pabrai, Chief Executive Officer

RAINBEE, INC.

     By:  /s/ Harina Kapoor
          --------------------------------------------
          Harina Kapoor, President


/s/ Harina Kapoor
------------------------------------------------------
Harina Kapoor


/s/ Mohnish Pabrai
------------------------------------------------------
Mohnish Pabrai